UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On January 18, 2008, Viacom Inc. (the “Company”) announced the appointment of James W. Barge as Executive Vice President, Controller, Tax and Treasury. Mr. Barge joined the Company on January 22, 2008 in the role of Executive Vice President, Tax and Treasury, and will assume the additional role of Controller on March 10, 2008, succeeding Jacques Tortoroli, who will remain the Company’s Senior Vice President, Controller and Chief Accounting Officer until that date.

Prior to joining the Company, Mr. Barge, 52, served as Senior Vice President, Controller and principal accounting officer of Time Warner Inc. (“Time Warner”) since mid-2002. He previously held various financial positions with Time Warner since first joining the company in 1995.

A copy of the press release announcing Mr. Barge’s appointment is filed herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.	The following exhibit is filed as part of this Report on Form 8-K:
Exhibit No.	Description of Exhibit
99	Press Release of Viacom Inc. dated January 18, 2008 announcing the appointment of James Barge as Executive Vice President, Controller, Tax and Treasury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:	January 25, 2008

Exhibit Index

Exhibit No.	Description of Exhibit
99	Press Release of Viacom Inc. dated January 18, 2008 announcing the appointment of James Barge as Executive Vice President, Controller, Tax and Treasury.

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